Exhibit 10.10

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Restricted Share Award Agreement

You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Restricted Share Award Agreement (“Award Agreement” or “Award”), and in the SRS Labs, Inc. 2006 Stock Incentive Plan (the “Plan”), which is attached as Exhibit A.  You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of SRS Labs, Inc. (the “Company”), or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you, your heirs, and representatives.  Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Specific Terms.  Your Restricted Shares have the following terms:

Name of Participant

Number of Shares Subject to Award

Purchase Price per Share (if applicable)	Not applicable.

Award Date

Vesting	Vesting Date	Amount of Shares Vested on Vesting Date

Deferral Elections	☐ Allowed in accordance with Section 8(g) of the Plan. ☐ Not allowed.

Lifetime Transfers	☐ Allowed in accordance with Section 12(b) of the Plan. ☐ Not allowed.

2.             Accelerated Vesting; Change in Corporate Control.  To the extent you have not previously vested in your rights with respect to this Award, your Award will become –

☐                       % vested if your Continuous Service ends due to your death or “disability” within the meaning of Section 409A of the Code;

☐                       % vested if your Continuous Service ends due to your retirement at or after you have attained the age of       and completed at least        full years of Continuous Service;

☐                       % if your Continuous Service ends due to an Involuntary Termination that occurs within the one year period following a Change in Control.

3.             Dividends.   When Shares are released to you or your duly-authorized transferee pursuant to the vesting of the Shares, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share released, a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends between its Grant Date and its settlement date.  To the extent that your Continuous Service ends before vesting of the Shares, you will forfeit all dividends (whether paid in cash or in stock) attributable to all such shares.

4.             Investment Purposes.  By executing this Award, you acknowledge that you are receiving and will be holding your Restricted Shares for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

5.             Issuance of Restricted Shares.  Until all vesting restrictions lapse, any certificates that you receive for Restricted Shares will include a legend stating that they are subject to the restrictions set forth in the Plan and this Award Agreement.  The certificates evidencing such Restricted Shares that will be issued will bear the following legend that shall remain in place and effective until all other vesting restrictions lapse and new certificates are issued:

“The sale or other transfer of the Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the SRS Labs, Inc. 2006 Stock Incentive Plan, and in any rules and administrative procedures adopted pursuant to such Plan and in a related Award Agreement.  A copy of the Plan, such rules and procedures and such Award Agreement may be obtained from the Secretary of SRS Labs, Inc.”

6.             Unvested Restricted Shares.  The Company will hold all Restricted Shares in escrow until vesting occurs.  You will be reflected as the owner of record on the Company’s books and records of any Shares issued pursuant to this Award Agreement. The Company will hold the stock certificates for safekeeping until such Shares have become vested and non-forfeitable.  You must deliver to the Company, as soon as practicable after the date any Shares are issued, a stock power, endorsed in blank, with respect to any such Shares. If you forfeit any Shares, the stock power will be used to return the certificates for the forfeited Shares to the transfer agent for cancellation.  As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to all rights of a stockholder of the Company, including the right to vote Shares;

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subject, however, to the provisions of Section 3 hereof with respect to any cash or stock dividends that are paid between the date of this Award and your receipt of shares pursuant to a vesting event, subject in each case to the treatment of the Award upon termination of employment before the particular record date for determining stockholders of record entitled to the payment of the dividend or distribution.  To the extent such a dividend is paid in stock, such stock shall be subject to the same restrictions contained in Section 1.

7.             Section 83(b) Election Notice.  If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service.  Exhibit B contains a suggested form of Section 83(b) election.

8.             Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underling Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

9.             Restrictions on Transfer of Award. If lifetime transfers are allowed under Section 1, your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.  Notwithstanding the foregoing, the Participant may transfer the Restricted Shares that are subject to this Award (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of the Participant (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of the following relatives of the Participant): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.  Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

10.           Conditions on Issuance of Shares; Transfer Restrictions.  Notwithstanding any other provision of the Plan or of this Award Agreement: (i) the Committee may condition your receipt of Shares on your execution of a shareholder agreement imposing terms  generally applicable to other similarly-situated employee-shareholders; and (ii) any Shares issued pursuant to this Award Agreement shall be non-transferable except in accordance with Section 9 above, until the first day of the seventh month following the termination of your Continuous Service.

11.           Taxes.  By signing this Award Agreement, you acknowledge that you are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

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The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

12.           Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

13.           Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14.           Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an effect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

15.           Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

16.           Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

17.           Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

18.           Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

19.           Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on

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you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

20.           Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

SRS LABS, INC.

By:

Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award and the Plan.

By:

Name of Participant:

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EXHIBIT A

SRS LABS, INC.
2006 STOCK INCENTIVE PLAN

Plan Document

EXHIBIT B

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form.  IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST  MAKE YOUR ELECTION WITHIN 30 DAYS FOLLOWING THE ISSUANCE OF THE RESTRICTED SHARES COVERED BY THE ELECTION.  In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return.  In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election.  Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service.  A Section 83(b) election normally cannot be revoked.

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Election to Include Value of Restricted Shares in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                       My General Information:

Name:
Address:

S.S.N.
or T.I.N.:

2.                                       Description of the property with respect to which I am making this election:

                                     shares of                             stock of SRS Labs, Inc. (the “Restricted Shares”).

3.                                       The Restricted Shares were transferred to me on                                    , 20    .  This election relates to the 20         calendar taxable year.

4.                                       The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with Section 1 of the SRS Labs, Inc. 2006 Stock Incentive Plan (“Plan”) Restricted Shares Award Agreement (“Award Agreement”) or other Award Agreement or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.

5.                                       Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $           per share.

6.             Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $         per share.

7.             Furnishing statement to employer:

A copy of this statement has been furnished to my employer,                             .  If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.             Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated: , 20 .

Taxpayer

EXHIBIT C

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Designation of Beneficiary

In connection with Awards granted pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in Awards as defined in the Company’s 2006 Stock Incentive Plan (the “Plan”).  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐                  any Award that I have received or ever receive under the Plan.

☐                  the                           Award that I received pursuant to an award agreement dated                        ,          between myself and the Company.

I understand that this designation operates to entitle the above-named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
(Signature)

Name of Participant:
(Print Name)

Sworn to before me this
day of , 20

Notary Public
County of
State of